UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2012

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 10, 2012, CareFusion Corporation (the “Company”) increased the aggregate commitments under its senior unsecured revolving credit facility from $550 million to $750 million, pursuant to the exercise of the accordion feature under the credit agreement dated July 6, 2011 with JPMorgan Chase Bank, N.A., as administrative agent and swing line lender, Bank of America, N.A., as syndication agent, the other lenders party thereto and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book managers (the “Credit Agreement”).

In connection with the exercise of the accordion feature, the Company also obtained a waiver (the “Waiver”) under the Credit Agreement related to the covenant to periodically deliver its financial statements to the lenders who are parties to the Credit Agreement (the “Lenders”). As previously disclosed, the Company has delayed the filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “First Quarter Form 10-Q”) as a result of the Company’s ongoing analysis related to its accounting policy for sales-type leases associated with its Pyxis® medication and supply dispensing products. The Waiver extends a previous waiver obtained by the Company from the Lenders and provides that the Company shall now have until April 30, 2013 to deliver to the Lenders the financial statements included in the Form 10-K, the First Quarter Form 10-Q and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012 (the “Second Quarter Form 10-Q”); provided, however, that the Waiver shall terminate earlier if the Company receives a notice of an event of default under the indenture for its outstanding senior notes and fails to cure or obtain a waiver for such event of default within 60 days after receipt thereof. Further, the Waiver waives any cross-default under the Credit Agreement related to the covenant to deliver the Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q to holders of the Company’s outstanding senior notes in accordance with the terms of the indenture. The Waiver also provides a limited waiver of default relating to representations made by the Company with respect to its existing financial statements and imposes certain additional requirements during the waiver period.

No amounts have been borrowed under the Credit Agreement and the Credit Agreement continues to operate pursuant to its terms and conditions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 6, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: December 12, 2012	By:	/s/ Joan Stafslien
Name: Joan Stafslien
Title: Executive Vice President, Chief Compliance Officer, General Counsel and Secretary